Exhibit 99.1

KIMBALL ELECTRONICS REPORTS Q1 RESULTS; COMPANY REITERATES GUIDANCE FOR FISCAL 2026

JASPER, Ind., November 5, 2025 -- (BUSINESS WIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced financial results for the first quarter ended September 30, 2025.

“I’m pleased with the results for the first quarter and start to the new fiscal year. Sales were in line with expectations, driven by strength in the medical vertical, margins improved year-over-year, cash from operations was positive for the seventh consecutive quarter, and debt at the end of Q1 was the lowest level in over three years. We have ample liquidity to navigate the current operating environment, and plenty of dry powder to opportunistically invest in growth.

I continue to be impressed with our team’s progress in positioning the Company for the future. Our solid footing as an EMS provider and our capabilities as a medical CMO are unique in the industry and we look to expand upon them through organic, and possibly inorganic, channels. We remain confident this powerful combination will result in a return to profitable topline growth next year, and we are reiterating our guidance for fiscal 2026.”

Richard D. Phillips
Chief Executive Officer

  First Quarter 2026 Highlights
•Revenue of $365.6 million, with strong year-over-year sales growth in the medical end-market vertical
•Operating income of $14.5 million, or 4.0% of net sales, adjusted OI of 4.8%, up 140 bps year-over-year
•Net income of $10.1 million, or $0.40 per diluted share, adjusted EPS of $0.49, more than double Q1 fiscal 2025
•Cash from operations of $8.1 million, the seventh consecutive quarter of positive cash generation
•Debt of $138.0 million, down $9.5 million in the quarter, and borrowing capacity of $294.3 million
•Cash Conversion Days of 83, the lowest level in 3 years
•Invested $1.5 million to repurchase 49,000 shares of common stock

Net Sales By Vertical Market For The First Quarter Of Fiscal 2026
Sales in the medical vertical market increased 13% compared to the first quarter of fiscal 2025, while sales in automotive decreased 10% and industrial, excluding Automation, Test and Measurement, decreased 1%.

*Percentage of net sales. **Percentage changes compared to Q1 of fiscal 2025. AT&M excluded from all amounts, percentages, and periods.

FISCAL YEAR 2026 GUIDANCE
As part of today’s announcement, the Company reiterated its guidance for fiscal year 2026 with net sales expected to be in the range of $1,350 - $1,450 million and adjusted operating income of 4.0% - 4.25% of net sales. Capital expenditures are estimated to be $50 - $60 million.

Conference Call / Webcast

Thursday, November 6, 2025

Live Webcast:
investors.kimballelectronics.com/events-and-presentations/events

For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as the war in Ukraine, global health emergencies, availability or cost of raw materials and components, tariffs and other trade barriers, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2025.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. The non-GAAP financial measures contained herein include constant currency growth, net sales excluding Automation, Test & Measurement, adjusted selling and administrative expenses, adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Reconciliation of Non-GAAP Financial Measures section below. Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the company’s core operations. The company’s non-GAAP financial measures are not necessarily comparable to non-GAAP information used by other companies.

About Kimball Electronics, Inc.
Kimball Electronics is a global, multifaceted manufacturer offering Electronics Manufacturing Services (EMS) and Contract Manufacturing Organization (CMO) solutions to customers around the world. From our operations in the United States, China, Mexico, Poland, Romania, and Thailand, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit www.kimballelectronics.com.
Lasting relationships. Global success.

Contact: Andrew D. Regrut Treasurer and Investor Relations Officer 812.827.4151 Investor.Relations@kimballelectronics.com

Financial highlights for the first quarter ended September 30, 2025 are as follows:

	Three Months Ended
	September 30,
(Amounts in Thousands, except EPS)	2025	2024
Net Sales	$365,603	$374,256
Operating Income	$14,454	$9,115
Adjusted Operating Income (non-GAAP)	$17,534	$12,590
Operating Income %	4.0%	2.4%
Adjusted Operating Income (non-GAAP) %	4.8%	3.4%
Net Income	$10,086	$3,154
Adjusted Net Income (non-GAAP)	$12,250	$5,527
Diluted EPS	$0.40	$0.12
Adjusted Diluted EPS (non-GAAP)	$0.49	$0.22

Net Sales by Vertical Market for Q1 Fiscal 2026:

	Three Months Ended
	September 30,
(Amounts in Millions)	2025	*	2024 (2)	*	Percent Change
Automotive	$164.4	45%	$181.8	49%	(10)%
Medical	101.6	28%	89.8	24%	13%
Industrial excluding AT&M (1)	99.6	27%	100.6	26%	(1)%
Net Sales excluding AT&M (1)	$365.6	100%	$372.2	99%	(2)%
AT&M (1)	—	—%	2.1	1%	(100)%
Total Net Sales	$365.6	100%	$374.3	100%	(2)%

*As a percent of Total Net Sales
(1)Sales from our Automation, Test, and Measurement business (AT&M), which was divested effective July 31, 2024, were previously included in the industrial vertical
(2)Beginning in the first quarter of fiscal year 2026, sales to customers related to commercial transportation, previously included in the automotive vertical, are now reflected in the industrial vertical; prior periods have been recast to conform to current period presentation

–Automotive includes electronic power steering, body controls, advanced driver-assistance systems, and electronic braking systems
–Medical includes sleep therapy and respiratory care, image guided therapy, in vitro diagnostics, drug delivery, AED, and patient monitoring
–Industrial includes climate controls, automation controls, public safety, IoT and factory automation, efficient energy, off highway equipment, and commercial transportation

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	September 30, 2025		September 30, 2024
Net Sales	$365,603	100.0%	$374,256	100.0%
Cost of Sales	336,767	92.1%	350,656	93.7%
Gross Profit	28,836	7.9%	23,600	6.3%
Selling and Administrative Expenses	13,090	3.5%	13,427	3.6%
Restructuring Expense	1,416	0.4%	2,322	0.6%
Gain on Disposal	(124)	—%	(1,264)	(0.3)%
Operating Income	14,454	4.0%	9,115	2.4%
Interest Income	139	—%	222	0.1%
Interest Expense	(2,353)	(0.6)%	(4,792)	(1.3)%
Non-Operating Income (Expense), net	(1,241)	(0.4)%	(1,661)	(0.4)%
Other Income (Expense), net	(3,455)	(1.0)%	(6,231)	(1.6)%
Income Before Taxes on Income	10,999	3.0%	2,884	0.8%
Provision (Benefit) for Income Taxes	913	0.2%	(270)	—%
Net Income	$10,086	2.8%	$3,154	0.8%

Earnings Per Share of Common Stock:
Basic	$0.41		$0.13
Diluted	$0.40		$0.12
Average Number of Shares Outstanding:
Basic	24,600		24,979
Diluted	24,909		25,235

Condensed Consolidated Statements of Cash Flows	Three Months Ended
(Unaudited)	September 30,
(Amounts in Thousands)	2025	2024
Net Cash Flow provided by Operating Activities	$8,065	$45,474
Net Cash Flow (used for) provided by Investing Activities	(6,202)	5,226
Net Cash Flow used for Financing Activities	(13,966)	(52,954)
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	116	1,830
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(11,987)	(424)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	89,467	78,779
Cash, Cash Equivalents, and Restricted Cash at End of Period	$77,480	$78,355

	(Unaudited)
Condensed Consolidated Balance Sheets	September 30, 2025	June 30, 2025
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$75,696	$88,781
Receivables, net	226,012	222,623
Contract assets	75,199	71,812
Inventories	272,725	273,500
Prepaid expenses and other current assets	34,341	36,027
Assets held for sale	6,579	6,861
Property and Equipment, net	273,937	264,804
Goodwill	6,191	6,191
Other Intangible Assets, net	2,305	2,427
Other Assets, net	104,931	104,286
Total Assets	$1,077,916	$1,077,312

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of long-term debt	$6,600	$17,400
Accounts payable	234,567	218,805
Advances from customers	27,058	35,867
Accrued expenses	43,795	46,489
Long-term debt, less current portion	130,925	129,650
Other long-term liabilities	57,832	59,217
Share Owners’ Equity	577,139	569,884
Total Liabilities and Share Owners’ Equity	$1,077,916	$1,077,312

Other Financial Metrics
(Unaudited)
(Amounts in Millions, except CCD)
	At or For the
	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Depreciation and Amortization	$9.1	$9.6	$9.2
Cash Conversion Days (CCD) (1)	83	85	108
Open Orders (2)	$593	$642	$594
(1)Cash Conversion Days (“CCD”) are calculated as the sum of Days Sales Outstanding plus Contract Asset Days plus Production Days Supply on Hand less Accounts Payable Days and less Advances from Customers Days. CCD, or a similar metric, is used in our industry and by our management to measure the efficiency of managing working capital.
(2)Open Orders are the aggregate sales price of production pursuant to unfulfilled customer orders. The total reported for June 30, 2025 has been revised to $642 million, from the $702 million originally reported, to more accurately reflect the calculation of open order activity impacting all three verticals.

Select Financial Results of Automation, Test and Measurement
(Unaudited)
(Amounts in Millions)
	Three Months Ended
	September 30,
	2025	2024
Net Sales	$—	$2.1
Operating Income (Loss) (1)	$—	$0.8
(1)Includes gain on sale of $1.3 million following the close of the sale on July 31, 2024 for the three months ended September 30, 2024.

Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in Thousands, except Per Share Data)
	Three Months Ended
	September 30,
	2025	2024
Net Sales Growth (vs. same period in prior year)	(2)%	(15)%
Foreign Currency Exchange Impact	1%	—%
Constant Currency Growth	(3)%	(15)%

Selling and Administrative Expenses, as reported	$13,090	$13,427
Stock Compensation Expense	(1,563)	(2,072)
SERP	(225)	(345)
Adjusted Selling and Administrative Expenses	$11,302	$11,010

Operating Income, as reported	$14,454	$9,115
Stock Compensation Expense	1,563	2,072
SERP	225	345
Restructuring Expense	1,416	2,322
Asset Impairment (Gain on Disposal)	(124)	(1,264)
Adjusted Operating Income	$17,534	$12,590

Net Income, as reported	$10,086	$3,154
Stock Compensation Expense, After-Tax	1,185	1,571
Restructuring Expense, After-Tax	1,073	1,761
Asset Impairment (Gain on Disposal), After-Tax	(94)	(959)
Adjusted Net Income	$12,250	$5,527

Diluted Earnings per Share, as reported	$0.40	$0.12
Stock Compensation Expense	0.05	0.06
Restructuring Expense	0.04	0.07
Asset Impairment (Gain on Disposal)	—	(0.03)
Adjusted Diluted Earnings per Share	$0.49	$0.22

	Twelve Months Ended
	September 30,
	2025	2024
Operating Income	$50,874	$38,902
Goodwill Impairment	—	5,820
SERP	494	1,202
Restructuring Expense	10,084	4,708
Asset Impairment (Gain on Disposal)	(1,251)	15,776
Legal Settlements (Recovery)	—	(892)
Stock Compensation Expense	6,010	7,564
Adjusted Operating Income (non-GAAP)	$66,211	$73,080
Tax Effect	23,511	16,285
After-tax Adjusted Operating Income	$42,700	$56,795
Average Invested Capital (1)	$669,471	$773,016
ROIC	6.4%	7.3%
(1) Average invested capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.